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                                  EXHIBIT 11.1
      STATEMENTS REGARDING WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT
           SHARES USED IN COMPUTATION OF EARNINGS (LOSS) PER SHARE


                                                                          Primary
                                         -----------------------------------------------------------------------------------------

                                                                                                                     CUMULATIVE
                                                                                                                    FOR THE PERIOD
                                          QUARTER ENDED JUNE 30,              SIX MONTHS ENDED JUNE 30,             JUNE 30, 1988
                                       -------------------------        ---------------------------------            (INCEPTION)
                                           1995           1996               1995                  1996            TO JUNE 30, 1996
                                       -----------      --------        ------------            ---------        ----------------
Net income (loss)                      $  (1,699)       $   634         $    (2,326)            $  1,294          $    (21,335)
                                       ===========      ========        ============            =========        ================
Weighted average common shares
  outstanding                               8,794        19,350              8,794                18,713                 8,799

Add shares issuable from assumed
  exercise of options and warrants         -              2,233              -                     2,030

Add shares issuable upon the exercise
  of outstanding options and warrants
  issued within one year of initial
  public offering                             830         -                    830                 -                       752
                                       -----------      --------        ------------            ---------        ----------------


  Total weighted average shares             9,624        21,583              9,624                20,743                 9,551
                                       -----------      --------        ------------            ---------        ----------------

Net income (loss) per common share         ($0.18)        $0.03             ($0.24)                $0.06                ($2.23)
                                       ===========      ========        ============            =========        ================


                                                                        FULLY DILUTED (1)
                                       ------------------------------------------------------------------------------------------
                                                                                                                     CUMULATIVE
                                                                                                                   FOR THE PERIOD
                                         QUARTER ENDED JUNE 30,             SIX MONTHS ENDED JUNE 30,              JUNE 30, 1988
                                       -------------------------        ---------------------------------           (INCEPTION)
                                          1995           1996              1995                    1996          TO JUNE 30, 1996
                                       -----------      --------        ------------            ---------        ----------------
Net Income (loss)                      $   (1,699)      $   634         $   (2,326)             $  1,294         $     (21,335)
                                       -----------      --------        ------------            ---------        ----------------

Weighted average common shares
     outstanding                            8,794        19,350              8,794                18,713                 8,799

Add shares issuable from assumed
     exercise of options and warrants      -              2,012              -                     2,033                -
Add shares issuable upon the exercise
     of outstanding options and
     warrants issued within one year
     of initial public offering               830         -                    830                 -                       752
                                       -----------      --------        ------------            ---------        ----------------

Total weighted average shares               9,624        21,362              9,624                20,746                 9,551
                                       ===========      ========        ============            =========        ================

Net income (loss) per common share     $    (0.18)      $  0.03         $    (0.24)             $   0.06         $       (2.23)
                                       ===========      ========        ============            =========        ================



(1) Earnings per common and common equivalent share as presented on the face of the statements of operations represent primary earnings per share. Dual presentation of primary and fully diluted earnings per share has not been made on the face of the statements of operations because the differences are insignificant.

All share and per share amounts have been restated to reflect the effects of a three-for-two split of the outstanding shares of the Company's common stock, effected in the form of a stock dividend, effective as of April 16, 1996 to all holders of record as of April 2, 1996.